UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2023

NexPoint Diversified Real Estate Trust
(Exact name of registrant as specified in its charter)

Delaware	001-32921	80-0139099
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of principal executive offices, including zip code)

214-276-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value	NXDT	New York Stock Exchange

5.50% Series A Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	NXDT-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Notes

On June 13, 2023, Highland Income Fund (the “Fund”), a fund managed by an affiliate of NexPoint Real Estate Advisors X, L.P., the external adviser (the “Adviser”) of NexPoint Diversified Real Estate Trust (the “Company”), loaned $11 million to NexPoint SFR Operating Partnership, L.P. (the “SFR OP”) in exchange for $11 million of 7.50% convertible notes of the SFR OP (the “SFR OP Convertible Notes”). The SFR OP Convertible Notes bear interest at 7.50%, are interest only during the term of the SFR OP Convertible Note and mature on June 30, 2027. From August 1, 2022 through March 31, 2027, the SFR OP Convertible Notes are convertible into SFR OP Units of the SFR OP at the election of the holder at the then-current net asset value, subject to certain required approvals and limitations, including the SFR OP’s right to prohibit conversion if, among other things, conversion would negatively impact NexPoint Homes Trust, Inc.’s real estate investment trust status or cause NexPoint Homes Trust, Inc. to own less than 50.0% of the SFR OP.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the form of SFR OP Convertible Notes, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 13, 2023, the Company held its Annual Meeting of Shareholders. The below matters were submitted for approval by the Company’s shareholders, as more fully described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2023. The number of the Company’s common shares entitled to vote at the Company’s 2023 Annual Meeting of Shareholders was 37,171,807, and the number of the Company’s 5.50% Series A Cumulative Preferred Shares, par value $0.001 per share, liquidation preference $25.00 per share entitled to vote at the Company’s 2023 Annual Meeting of Shareholders was 3,359,593, representing the number of shares outstanding as of April 3, 2023, the record date for the annual meeting.

The results of each matter voted on were as follows:

1.	Election of trustees. The following trustees were elected for terms expiring at the 2024 annual meeting of shareholders:

	Votes For	Votes Withheld	Broker Non-Votes
James Dondero	18,122,963	3,877,218	11,485,917
Brian Mitts	17,960,049	4,040,132	11,485,917
Edward Constantino	14,089,773	7,910,408	11,485,917
Scott Kavanaugh	13,098,413	8,901,768	11,485,917
Arthur Laffer	18,385,494	3,614,687	11,485,917
Carol Swain	18,602,667	3,397,514	11,485,917
Catherine Wood	13,268,393	8,731,788	11,485,917

2.
Approval of the potential issuance of up to 6,000,000 of the Company’s common shares to the Adviser, which may exceed five percent of the common equity or the voting power of the Company prior to such issuance. The issuance of up to 6,000,000 of the Company’s shares to the Adviser pursuant to the Advisory Agreement was not approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,976,459	11,345,282	678,439	11,485,917

3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,277,776	3,769,671	952,734	11,485,917

4.	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers. The frequency of every “one year” was approved.

1 Year	2 Years	3 Years	Abstentions
20,502,802	152,361	373,508	971,510

Consistent with the shareholder vote, the Company’s board of trustees determined that the Company will hold future advisory votes on the compensation of the Company’s named executive officers on an annual basis until the next shareholder vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

5.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2023. The appointment was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,986,622	416,545	1,082,931	0

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Description

10.1
Form of 7.50% Convertible Notes of NexPoint SFR Operating Partnership, L.P., due June 30, 2027 (incorporated by reference to Exhibit 10.4 to VineBrook Homes Trust, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 14, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NexPoint Diversified Real Estate Trust

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary

Date:  June 15, 2023